UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	14-1541629
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

38 Corporate Circle
Albany, New York 12203
(518) 452-1242
(Address of Principal Executive Offices)

2005 Long Term Incentive and Share Award Plan
(As Amended and Restated April 5, 2017)
(Full Title of the Plan)

John Anderson
Trans World Entertainment Corporation
38 Corporate Circle
Albany, New York 12203
(Name and address of agent for service)
(518) 452-1242
(Telephone number, including area code, of agent for service)

Copy to:
William M. Hartnett, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $0.01per share	2,000,000 shares	$1.75	$3,500,000	$405.65

(1)	In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”) this registration statement will cover such indeterminate number of shares of common stock that may be issued in respect of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and (h) under the Securities Act based on the average of the high and low prices of the common stock on the Nasdaq National Market for September 5, 2017.

EXPLANATORY NOTE

On September 9, 2005, Trans World Entertainment Corporation (“Trans World” or the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-128210) with the Securities and Exchange Commission (the “Original Registration Statement”) with respect to shares of common stock of the Company to be issued pursuant to the Trans World Entertainment Corporation 2005 Long Term Incentive and Share Award Plan (the “Plan”). On August 15, 2014, the Company filed Post-Effective Amendment No. 1 (“First Amendment”) for the sole purpose of updating Exhibit 99.1 of the Original Registration Statement to include an updated version of the Plan, which was amended and restated with an effective date of July 2, 2014.

The Company is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (this “Registration Statement”) with respect to an additional 2,000,000 shares of the Company’s common stock to be issued pursuant to the Plan, as amended and restated with an effective date of April 5, 2017. Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, as amended by the First Amendment (including the periodic and current reports that are incorporated in the Original Registration Statement), are incorporated in this Registration Statement by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits.

See Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany on September 12, 2017.

TRANS WORLD ENTERTAINMENT CORPORATION

By:	/S/ John Anderson
John Anderson
Chief Financial Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Mike Feurer and John Anderson, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents, or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mike Feurer	Chief Executive Officer (Principal Executive Officer)	September 11, 2017
Mike Feurer

/s/ John Anderson	Chief Financial Officer (Principal Financial and Chief Accounting Officer)	September 11, 2017
John Anderson

/s/ Michael Solow	Director	September 11, 2017
Michael Solow

/s/ Martin Hanaka	Director	September 11, 2017
Martin Hanaka

/s/ Robert Marks	Director	September 11, 2017
Robert Marks

/s/ Michael Nahl	Director	September 11, 2017
Michael Nahl

/s/ Mike Reickert	Director	September 11, 2017
Mike Reickert

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation—incorporated herein by reference to Exhibit 3.1 to Trans World’s Annual Report on Form 10-K for the fiscal year ended January 29, 1994. Commission File No. 0-14818.
4.2	Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 3.1 to Trans World’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 1994. Commission File No. 0-14818.
4.3	Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 3.4 to Trans World’s Annual Report on Form 10-K for the year ended January 31, 1998. Commission File No. 0-14818.
4.4	Amended By-Laws—incorporated herein by reference to Exhibit 3.4 to Trans World’s Annual Report on Form 10-K for the fiscal year ended January 29, 2000. Commission File No. 0-14818.
4.5	Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 4.1 to Trans World’s Current Report on Form 8-K dated August 15, 2000. Commission File No. 0-14818.
4.6	Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 3.5 to Trans World’s Registration Statement on Form S-4 dated March 29, 1999, File No. 333-75231 (included as Annex D-1 to the joint proxy statement/prospectus included therein).
4.7	Certificate of Amendment to the Certificate of Incorporation—incorporated herein by reference to Exhibit 3.6 to Trans World’s Registration Statement on Form S-4 dated March 29, 1999, File No. 333-75231 (included as Annex D-2 to the joint proxy statement/prospectus included therein).
5.1	Opinion of Cahill Gordon & Reindel LLP

23.1	Consent of KPMG LLP

23.2	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to this Registration Statement)

99.1	Trans World Entertainment Corporation 2005 Long Term Incentive and Share Award Plan (As Amended and Restated April 5, 2017) —incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on May 31, 2017, Commission File No. 0-14818.
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